Exhibit 3.15


                                     Delaware                             PAGE 1
                               -------------------
                                 The First State



       I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CONOLOG CORPORATION", FILED IN THIS OFFICE ON THE THIRD DAY OF AUGUST, A.D. 2006, AT 8:27 O'CLOCK A.M.

       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.























                  [SEAL GRAPHIC]               /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

0693103   8100                                    AUTHENTICATION: 4947686

060727689                                                   DATE: 08-03-06

                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                   DELIVERED 08:29 AM 08/03/2006
                                                     FILED 08:27 AM 08/03/2006
                                                   SRV 060727689 - 0693103 FILE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CONOLOG CORPORATION

                     ---------------------------------------

            UNDER SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

                     ---------------------------------------

         Conolog Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certified as follows:

         1. The Certificate of Incorporation of the Corporation is hereby amended by changing the article thereof numbered fourth so that, as amended, said Article FOURTH shall be and read as follows:

         "FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is thirty-two million (32,000,000) shares, of which two million (2,000,000) shares having a par value of $.50 per share are to be classified as Preferred Stock and thirty million (30,000,000) shares having a par value of $.01 per share are to be classified as Common Stock.

         Each six (6) shares of the Corporation's Common Stock, par value $.01 per share, issued and outstanding as of the close of business on August 3, 2006 (the "Record Date") shall be converted and reclassified into one (1) share of the Corporation's Common Stock, par value $.01 per share. Any fractional shares resulting from such conversion will be rounded up to the nearest whole number."

         2. The forgoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

         IN WITNESS WHEREOF, I have signed this Certificate this 2nd day of August, 2006.

                                                    /s/ Robert S. Benou
                                          --------------------------------------
                                                      Robert S. Benou
                                            Chairman & Chief Executive Officer